UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12

C4 THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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C4 Therapeutics, Inc.

Annual Meeting of Stockholders

Wednesday, June 22, 2022

Supplement to Definitive Proxy Statement dated April 29, 2022

On April 29, 2022, C4 Therapeutics, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with the Company’s Annual Meeting of Stockholders to be held on June 22, 2022 (the “2022 Annual Meeting”). The Company is providing this supplement solely to correct one inadvertent error in the Proxy Statement.

The Notice of 2022 Annual Meeting of Stockholders included in the Proxy Statement incorrectly stated that our 2022 Annual Meeting will be held on “Tuesday, June 22, 2022 at 8:30 am Eastern Time.” In fact, June 22, 2022 is a Wednesday and, as such, the meeting will be held on Wednesday, June 22, 2022 at 8:30 am Eastern Time.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.